Filed pursuant to Rule 424(b)(3)
Registration No. 333-223669

PROSPECTUS SUPPLEMENT

(To Prospectus Dated July 11, 2018)

Innovate Biopharmaceuticals, Inc.

Common Stock

13,990,403 Shares of Common Stock

Offered by Selling Stockholders

This prospectus supplement relates to the disposition from time to time of up to 13,990,403 shares of our common stock (including up to 2,051,771 shares issuable upon exercise of warrants), which are held by the selling stockholders named herein. We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

The selling stockholders identified in this prospectus, or their permitted transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices, or at privately negotiated prices. We provide additional information about how the selling stockholders may sell their shares of common stock in the section entitled “Plan of Distribution” beginning on page 15 of this prospectus supplement. We will not be paying any underwriting discounts or selling commissions in connection with any offering of common stock under this prospectus.

Our common stock is quoted on the Nasdaq Capital Market (“Nasdaq”) under the symbol “INNT.” The last reported sale price of our common stock as reported on Nasdaq on July 13, 2018 was $23.70 per share.

Investing in our common stock involves a high degree of risk. Please see the section entitled “Risk Factors” beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated July 16, 2018.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, the selling stockholders may from time to time sell up to an aggregate amount of 13,990,403 shares of our common stock (including up to 2,051,771 shares issuable upon exercise of warrants) in one or more offerings.

This prospectus supplement describes the specific terms of this offering and adds to and updates information contained in the prospectus and the documents incorporated by reference into this prospectus supplement and the base prospectus, which was filed with the SEC on July 11, 2018 (the “base prospectus”). The base prospectus, including the documents incorporated by reference, which provides more general information, some of which may not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the base prospectus or any document incorporated herein and therein by reference, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus supplement and the base prospectus form a part, includes additional information not contained in this prospectus supplement or the base prospectus. You should read this prospectus supplement, the registration statement and the base prospectus together with the documents incorporated by reference into this prospectus supplement and into the base prospectus before buying any shares of our common stock in this offering. See “Where You Can Find Additional Information” on page 18 of this prospectus supplement.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the base prospectus. Neither we, nor the selling stockholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the selling stockholders are making an offer to sell these securities in any jurisdiction where such offer or sale is not permitted.

You should not assume that the information in this prospectus supplement, the base prospectus or any other offering materials is accurate as of any date other than the date on the front of each document, regardless of the time of delivery of this prospectus supplement, the base prospectus or such other offering materials or the time of any sale of securities. Our business, financial condition, results of operations and prospects may have changed since then.

- i -

Except where the context otherwise requires or where otherwise indicated, the terms “we,” “us,” “our,” “Innovate” and “the Company” refer to Innovate Biopharmaceuticals, Inc., a Delaware corporation, and its consolidated subsidiaries. References to the “selling stockholders” refer to the stockholders listed herein under the heading “Selling Stockholders” and their donees, pledgees, transferees or other successors-in-interest.

Forward-Looking Statements

The information in this prospectus supplement and the information incorporated herein by reference, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations and beliefs and involve numerous risks and uncertainties that could cause actual results to differ materially from expectations. These forward-looking statements should not be relied upon as predictions of future events as we cannot assure you that the events or circumstances reflected in these statements will be achieved or will occur. When used in this report, the words “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “indicate,” “seek,” “should,” “would” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements contain these identifying words. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements.

If any of these risks or uncertainties materialize or any of these assumptions prove incorrect, our results could differ materially from the forward-looking statements in this prospectus supplement. All forward-looking statements in this prospectus supplement are current only as of the date of this prospectus supplement. We do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any statement is made or to reflect the occurrence of unanticipated events except as required by law.

- ii -

SUMMARY

This summary highlights the information contained elsewhere in or incorporated by reference into this prospectus supplement. Because this is only a summary, it does not contain all of the information that you should consider before deciding whether to invest in our securities. For a more complete understanding of our company’s business and the risks and uncertainties facing it, you should read this entire prospectus supplement, the base prospectus, and the information incorporated by reference herein and therein, and the information under the caption “Risk Factors,” beginning on page 3.

Overview

On January 29, 2018, Monster Digital, Inc. (“Monster”) and privately held Innovate Biopharmaceuticals Inc. (“Private Innovate”) completed a reverse recapitalization in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated July 3, 2017, as amended (the “Merger Agreement”), by and among Monster, Monster Merger Sub, Inc. (“Merger Sub”) and Private Innovate, which changed its name in connection with the transaction to IB Pharmaceuticals Inc. (“IB Pharmaceuticals”). Pursuant to the Merger Agreement, Merger Sub merged with and into IB Pharmaceuticals with IB Pharmaceuticals surviving as the wholly owned subsidiary of Monster (the “Merger”). Immediately following the Merger, Monster changed its name to Innovate Biopharmaceuticals, Inc. (“Innovate”). In connection with the closing of the Merger, Innovate’s common stock began trading on the Nasdaq Capital Market under the ticker symbol “INNT” on February 1, 2018. Prior to the Merger, Monster was incorporated in Delaware in November 2010 under the name “Monster Digital, Inc.”

Prior to the Merger, Monster’s primary business focus was the design, development and marketing of premium products under the “Monster Digital” brand for use in high-performance consumer electronics, mobile products and computing applications.

After the Merger, we are a clinical-stage biopharmaceutical company developing novel medicines for autoimmune and inflammatory diseases with unmet needs. Our pipeline includes drug candidates for celiac disease, nonalcoholic steatohepatitis (NASH), Crohn’s and ulcerative colitis. Our lead program, INN-202 (larazotide acetate or larazotide) is entering Phase 3 registration trials in the second half of 2018 and has the potential to be the first-to-market therapeutic for celiac disease, an unmet medical need, which affects an estimated 1% of the North American population or approximately 3 million individuals. Celiac patients have no treatment alternative other than a strict lifelong adherence to a gluten-free diet, which is difficult to maintain and can be deficient in key nutrients. Additionally, current FDA labeling standards allow up to 20 parts per million (ppm) of gluten in “gluten-free” labelled foods, which are sufficient to cause celiac symptoms in many patients, including abdominal pain, abdominal cramping, bloating, gas, headaches, ataxia, ‘‘brain fog,’’ and fatigue. Long-term sequelae of celiac disease include enteropathy associated T-cell lymphoma (EATL), osteoporosis and anemia.

Our principal executive office is currently located at 8480 Honeycutt Road, Suite 120, Raleigh, North Carolina 27615.

THE OFFERING

Common stock offered by the selling stockholders	13,990,403 shares of our common stock (including up to 2,051,771 shares issuable upon exercise of warrants)

Use of proceeds	We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders. See “Selling Stockholders” and “Plan of Distribution.”

Risk Factors	See “Risk Factors” and other information included in this prospectus supplement for a discussion of factors you should consider carefully before deciding to invest in shares of our common stock.

Nasdaq symbol	INNT

RISK FACTORS

Before you invest in our securities, you should be aware that our business faces numerous financial and market risks, including those described below, as well as general economic and business risks. Our securities are speculative, and you should not make an investment in Innovate unless you can afford to bear the loss of your entire investment. Prior to making a decision about investing in our common stock, you should carefully consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as updated by our subsequent filings with the Securities and Exchange Commission, or the SEC, under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are incorporated herein by reference, together with the information in this prospectus supplement and the base prospectus and any other information incorporated by reference herein or therein. Before you decide whether to invest in our securities, you should carefully consider these risks and uncertainties, together with all of the other information included in or incorporated by reference into, this prospectus supplement or the base prospectus. The risks and uncertainties identified are not the only risks and uncertainties we face. If any of the material risks or uncertainties that we face were to occur, you could lose part or all of your investment.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

SELLING STOCKHOLDERS

The shares may be offered by the selling stockholders or by pledges, donees, transferees or other successors in interest that receive such shares as a gift or through a private sale or transfer. We may amend or supplement this prospectus from time to time to update information provided in the table.

On January 29, 2018, prior to the closing of the Merger, Private Innovate issued to the selling stockholders 31,678,964 shares of common stock at $0.9609 per share and five-year warrants to purchase 3,774,039 shares of common stock at an exercise price of $1.201125 for aggregate gross proceeds of $18,132,660.50 (the “Equity Issuance”). Certain of the warrants were issued to affiliates of H.C. Wainwright & Co., LLC and GP Nurmenkari Inc., the placement agents for the Equity Issuance. The shares were exchanged in connection with the Merger for 11,938,632 shares of common stock. The warrants were exchanged in connection with the Merger for warrants to purchase 2,051,771 shares of common stock.

On January 29, 2018, Monster and Private Innovate completed a reverse recapitalization in accordance with the terms of the Merger Agreement, by and among Monster, Merger Sub and Private Innovate, which changed its name in connection with the transaction to IB Pharmaceuticals Inc. Pursuant to the Merger Agreement, Merger Sub merged with and into IB Pharmaceuticals with IB Pharmaceuticals surviving as the wholly owned subsidiary of Monster. Immediately following the Merger, Monster changed its name to Innovate Biopharmaceuticals, Inc. In connection with the closing of the Merger, Innovate’s common stock began trading on the Nasdaq Capital Market under the ticker symbol “INNT” on February 1, 2018.

None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering. The Registrant believes these transactions were exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act or Regulation D promulgated under the Securities Act as transactions by an issuer not involving any public offering. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with Monster or Private Innovate (as applicable) or otherwise, to information about Monster or Private Innovate (as applicable).

Selling Stockholder	Shares beneficially owned prior to offering	Number of shares being offered	Shares beneficially owned after offering	Percentage of outstanding shares beneficially owned after offering(1)
Adolfo & Donna Carmona(2)	52,635	52,635	––	*
Alan McIntyre(3)	23,561	23,561	––	*
Alexander J. Brown Trust(4)	34,200	34,200	––	*
Alexandra Koeppel(5)	23,532	23,532	––	*
Andrew and Melissa Fisher(6)	47,064	47,064	––	*
Argjent Mena & Lara Sabani(7)	9,413	9,413	––	*
B3 Group LLC(8)	470,642	470,642	––	*
Barry Shemaria(9)	14,120	14,120	––	*
Basil Palmeri(10)	14,120	14,120	––	*
Bozarth LLC(11)	23,532	23,532	––	*
Brenda & Dave Rickey Family Foundation(12)	16,473	16,473	––	*
Brian & Andrea Fischhoff(13)	11,765	11,765	––	*
Brian Eliot Peierls(14)	56,477	56,477	––	*
Bruce & Mitsie Levy(15)	23,532	23,532	––	*

Selling Stockholder	Shares beneficially owned prior to offering	Number of shares being offered	Shares beneficially owned after offering	Percentage of outstanding shares beneficially owned after offering(1)
Carl J. Domino(16)	47,064	47,064	––	*
Casimir S. Skrzypczak(17)	16,473	16,473	––	*
Charmi Vijapura(18)	47,064	47,064	––	*
Chirag Shah(19)	7,059	7,059	––	*
Christopher Washburn(20)	14,120	14,120	––	*
Clay Lebhar(21)	23,531	23,531	––	*
Dennis R. DeLoach, Jr. & Faye M. DeLoach(22)	11,766	11,766	––	*
Donald Sesterhenn(23)	11,765	11,765	––	*
Douglas Rivers(24)	235,321	235,321	––	*
Dyke Rogers(25)	94,128	94,128	––	*
E. Jeffrey Peierls(26)	70,596	70,596	––	*
Edward O'Connell(27)	9,413	9,413	––	*
Edward P. Swyer LLC(28)	235,321	235,321	––	*
Foster Family Trust(29)	23,532	23,532	––	*
FourJr Investments LTD(30)	23,532	23,532	––	*
Frederick B. Epstein(31)	11,766	11,766	––	*
GSB Holdings, Inc.(32)	235,321	235,321	––	*
Gubbay Investments, LLC(33)	16,507	16,507	––	*
Gwen Swenson-Hale(34)	11,765	11,765	––	*
Howard & Susan Kalka(35)	35,328	35,328	––	*
Howard Stringer(36)	11,766	11,766	––	*
Intracoastal Capital, LLC(37)	47,064	47,064	––	*
Iroquois Capital Investment Group LLC(38)	28,238	28,238	––	*
Iroquois Master Fund Ltd(39)	89,422	89,422	––	*
Irwin Gruverman(40)	11,765	11,765	––	*
Jai V. Desai(41)	14,119	14,119	––	*
James H. Wiesenberg(42)	11,765	11,765	––	*
James J. Watson(43)	23,532	23,532	––	*
James L. Dritz(44)	18,826	18,826	––	*
Jan Arnett(45)	47,064	47,064	––	*
Jay M. Haft(46)	11,766	11,766	––	*
Jayesh K. Patel & Bela J. Patel(47)	47,064	47,064	––	*
Jesal Kothari(48)	7,059	7,059	––	*
Jimmy R. Hasley(49)	14,120	14,120	––	*
Joan L Bonanno TTE U/A DTD 12/05/2002 By Joan L Bonanno(50)	47,064	47,064	––	*
John Q Joubert & Terri L Joubert(51)	47,064	47,064	––	*
John E. Kyees(52)	11,766	11,766	––	*
John V. Wagner, Jr.(53)	35,298	35,298	––	*
Juli-Ann Cialone(54)	4,707	4,707	––	*
Kara Lynn Hart(55)	11,765	11,765	––	*
Keith J. Gelles(56)	23,532	23,532	––	*
Lars Bader(57)	470,642	470,642	––	*
Lee J. Seidler Revocable Trust DTD 4/12/1990(58)	23,561	23,561	––	*
Mackie Klingbeil(59)	23,561	23,561	––	*
Mahendra Doobay(60)	4,706	4,706	––	*
Meryle Evans Family Trust(61)	11,766	11,766	––	*

Selling Stockholder	Shares beneficially owned prior to offering	Number of shares being offered	Shares beneficially owned after offering	Percentage of outstanding shares beneficially owned after offering(1)
Michael J. Pierce(62)	94,128	94,128	––	*
Michael M. Mainero(63)	11,766	11,766	––	*
Michael Stark(64)	11,765	11,765	––	*
MITZ ZHU YAN,LP(65)	23,532	23,532	––	*
N. Michael Wolsonovich, Jr.(66)	7,060	7,060	––	*
Nomis Bay LTD(67)	1,411,924	1,411,924	––	*
Northlea Partners LLLP(68)	11,765	11,765	––	*
OHB Family Trust(69)	23,532	23,532	––	*
Pamela M. Baker & Russell S. Baker(70)	23,532	23,532	––	*
Peter S. Kastner(71)	23,532	23,532	––	*
Provident Trust Group LLC FBO Universal Technology Inc. 401K Plan FBO Robert G. Curtin(72)	135,671	135,671	––	*
Rameshchandra Dabhi(73)	23,531	23,531	––	*
Raphael Tshibangu(74)	18,826	18,826	––	*
Raymond J Bonanno TTE U/A DTD 12/05/2002 By Raymond J Bonanno(75)	47,064	47,064	––	*
Renald J. & Catherine C. Anelle(76)	23,561	23,561	––	*
Richard A Brown Trust(77)	81,403	81,403	––	*
Richard David(78)	23,532	23,532	––	*
Rickey Family Trust dtd 3/22/16(79)	30,592	30,592	––	*
Robert Caione(80)	23,532	23,532	––	*
Robert G. Curtin(81)	4,975	4,975	––	*
Robert Harrigan(82)	26,316	26,316	––	*
RS & VS LTD(83)	11,765	11,765	––	*
RS Irrevocable Trust(84)	235,321	235,321	––	*
Russell S. Dritz(85)	7,060	7,060	––	*
Saha Living LLC(86)	47,064	47,064	––	*
Sal DeStefano(87)	11,765	11,765	––	*
Satterfield Vintage Investments, LP(88)	117,673	117,673	––	*
SDL Ventures, LLC(89)	141,192	141,192	––	*
Sphera Global Healthcare Master Fund(90)	1,142,717	1,142,717	––	*
HFR HE Sphera Global Healthcare Master Trust (91)	33,886	33,886	––	*
Stephen A. DiChiara(92)	7,059	7,059	––	*
Steven M. Cohen(93)	18,826	18,826	––	*
Suresh Patel(94)	11,765	11,765	––	*
The Fourys Co. LTD(95)	37,652	37,652	––	*
The Peierls Bypass Trust(96)	6,588	6,588	––	*
The Peierls Foundation, Inc.(97)	316,271	316,271	––	*
UD E.F. Peierls for Brian E. Peierls(98)	24,473	24,473	––	*
UD E.F. Peierls for E. Jeffrey Peierls(99)	24,473	24,473	––	*
UD E.S. Peierls for E.F. Peierls et al(100)	16,943	16,943	––	*
UD Ethel F. Peierls Charitable Lead Trust(101)	37,651	37,651	––	*
UD J.N. Peierls for Brian Eliot Peierls(102)	31,063	31,063	––	*
UD J.N. Peierls for E. Jeffrey Peierls(103)	31,063	31,063	––	*
UKR Partners LLC(104)	1,579,559	1,579,559	––	*

Selling Stockholder	Shares beneficially owned prior to offering	Number of shares being offered	Shares beneficially owned after offering	Percentage of outstanding shares beneficially owned after offering(1)
UW E.S. Peierls for Brian E. Peierls - Accumulation(105)	22,590	22,590	––	*
UW E.S. Peierls for E. Jeffrey Peierls - Accumulation(106)	13,177	13,177	––	*
UW J.N. Peierls for Brian E. Peierls(107)	27,297	27,297	––	*
UW J.N. Peierls for E. Jeffrey Peierls(108)	27,297	27,297	––	*
Vijay & Tejal Patel(109)	117,659	117,659	––	*
Valley Forge Investments LLC(110)	94,128	94,128	––	*
Walter G. Gans(111)	7,060	7,060	––	*
Yisroel Brauner & Chana Brauner(112)	23,532	23,532	––	*
Amit Patel	69,267	69,267	––	*
Anthony Barrett	58,869	58,869	––	*
Ashit Vijapura	80,298	80,298	––	*
Ashwin N. Patel & Achala A. Patel	107,065	107,065	––	*
Atul and Namrata Wadhwa	41,346	41,346	––	*
Bearing Circle Capital LLC	109,242	109,242	––	*
Bhavesh Patel	14,229	14,229	––	*
Bhikabhai Nayi	13,104	13,104	––	*
Bijal Patel	15,728	15,728	––	*
Bindu Sangani	80,344	80,344	––	*
Charles Mosseri-Marlio	153,442	153,442	––	*
David Cassimus	13,836	13,836	––	*
David Purdy	74,800	74,800	––	*
Deepen R. Patel	5,423	5,423	––	*
Himanshu M. Patel	51,511	51,511	––	*
Hiren K. Patel	27,784	27,784	––	*
Howard Yee	20,578	20,578	––	*
Nailesh Sangani	132,051	132,051	––	*
Janet League Katzin	222,555	222,555	––	*
Jay Madan	6,839	6,839	––	*
Jigar J. Patel	7,939	7,939	––	*
Jonathan Barrett	162,065	162,065	––	*
JRK Inc.	27,419	27,419	––	*
Juan Vallarino	60,044	60,044	––	*
Justin Prior	15,554	15,554	––	*
Karl Pinto	14,972	14,972	––	*
Kumar Patel	68,500	68,500	––	*
Malika Sangani	53,002	53,002	––	*
Malur R. Balaji	53,522	53,522	––	*
Marilyn Hemani	40,276	40,276	––	*
Mary Cheeran	53,532	53,532	––	*
Michael Mindlin	60,297	60,297	––	*
Nalini Krishnankutty	13,385	13,385	––	*
Niranjana Patel	8,135	8,135	––	*
ONE by NP	26,358	26,358	––	*
Parul T. Patel	53,532	53,532	––	*
Piyush Patel	26,761	26,761	––	*
Praful Patel	106,507	106,507	––	*
Prentice Lending II LLC	695,562	695,562	––	*

Selling Stockholder	Shares beneficially owned prior to offering	Number of shares being offered	Shares beneficially owned after offering	Percentage of outstanding shares beneficially owned after offering(1)
Raj S. Shah	13,104	13,104	––	*
Rajesh and Suny Patel	27,799	27,799	––	*
Rajesh B. Patel	68,460	68,460	––	*
Rakesh Shah	80,621	80,621	––	*
Rameschchandra Dabhi	105,951	105,951	––	*
Ramesh Donthamsetty	30,689	30,689	––	*
Rathin Patel	13,906	13,906	––	*
Saurabh Shah	14,214	14,214	––	*
SDS Capital Partners II, LLC	262,924	262,924	––	*
Sebastian Prior	15,554	15,554	––	*
Shuchin Bajaj	5,693	5,693	––	*
Sireesh Appajosyula	30,689	30,689	––	*
Subhashini Chandran	5,692	5,692	––	*
Sujata Shah	53,522	53,522	––	*
Sunil and Prity Vaidya	80,298	80,298	––	*
Sunil Kumar S. Reddy	26,761	26,761	––	*
Todd Gallinek	8,536	8,536	––	*
Vijay Patel & Mrs. Tejal Patel	106,312	106,312	––	*
Vijay Taunk	53,522	53,522	––	*
Vikram Patel	80,750	80,750	––	*
Wallace R. Nelms	22,768	22,768	––	*
Aaron Segal(113)	115,501	115,501	––	*
David Landskowsky(114)	74,158	74,158	––	*
Eric Rubenstein(115)	74,158	74,158	––	*
Todd Harrigan(116)	60,419	60,419	––	*
Tim Herrmann(117)	30,387	30,387	––	*
Scott Cardone(118)	18,612	18,612	––	*
Albert Pezone(119)	29,363	29,363	––	*
Steven Nicholson(120)	8,471	8,471	––	*
Kimberly Bechtle(121)	3,677	3,677	––	*
Lindsey McGrandy(122)	2,680	2,680	––	*
Richard Mish(123)	2,038	2,038	––	*
Michael Vasinkevich(124)	141,718	141,718	––	*
Sean Hagerty(125)	39,891	39,891	––	*
Noam Rubinstein(126)	26,244	26,244	––	*
Charles Worthman(127)	2,100	2,100	––	*
Total	13,990,403

*	Less than 1%
(1)	Based upon 25,695,602 shares of common stock outstanding as of the close of business on July 5, 2018 (the “Measurement Date”) in accordance with Rule 13d-3 under the Securities Exchange Act of 1934.
(2)	Shares beneficially owned includes a warrant to purchase 8,773 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(3)	Shares beneficially owned includes a warrant to purchase 3,927 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(4)	Shares beneficially owned includes a warrant to purchase 5,700 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(5)	Shares beneficially owned includes a warrant to purchase 3,922 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.

(6)	Shares beneficially owned includes a warrant to purchase 7,844 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(7)	Shares beneficially owned includes a warrant to purchase 1,569 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(8)	Shares beneficially owned includes a warrant to purchase 78,441 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(9)	Shares beneficially owned includes a warrant to purchase 2,354 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(10)	Shares beneficially owned includes a warrant to purchase 2,354 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(11)	Shares beneficially owned includes a warrant to purchase 3,922 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(12)	Shares beneficially owned includes a warrant to purchase 2,746 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(13)	Shares beneficially owned includes a warrant to purchase 1,961 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(14)	Shares beneficially owned includes a warrant to purchase 9,413 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(15)	Shares beneficially owned includes a warrant to purchase 3,922 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(16)	Shares beneficially owned includes a warrant to purchase 7,844 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(17)	Shares beneficially owned includes a warrant to purchase 2,746 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(18)	Shares beneficially owned includes a warrant to purchase 7,844 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(19)	Shares beneficially owned includes a warrant to purchase 1,177 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(20)	Shares beneficially owned includes a warrant to purchase 2,354 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(21)	Shares beneficially owned includes a warrant to purchase 3,922 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(22)	Shares beneficially owned includes a warrant to purchase 1,961 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(23)	Shares beneficially owned includes a warrant to purchase 1,961 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(24)	Shares beneficially owned includes a warrant to purchase 39,221 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(25)	Shares beneficially owned includes a warrant to purchase 15,688 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(26)	Shares beneficially owned includes a warrant to purchase 11,766 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(27)	Shares beneficially owned includes a warrant to purchase 1,569 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(28)	Shares beneficially owned includes a warrant to purchase 39,221 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(29)	Shares beneficially owned includes a warrant to purchase 3,922 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(30)	Shares beneficially owned includes a warrant to purchase 3,922 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(31)	Shares beneficially owned includes a warrant to purchase 1,961 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(32)	Shares beneficially owned includes a warrant to purchase 39,221 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.

(33)	Shares beneficially owned includes a warrant to purchase 2,752 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(34)	Shares beneficially owned includes a warrant to purchase 1,961 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(35)	Shares beneficially owned includes a warrant to purchase 5,888 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(36)	Shares beneficially owned includes a warrant to purchase 1,961 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(37)	Shares beneficially owned includes a warrant to purchase 7,844 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase. Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the securities reported herein that are held by Intracoastal.
(38)	Shares beneficially owned includes a warrant to purchase 4,707 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(39)	Shares beneficially owned includes a warrant to purchase 14,904 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(40)	Shares beneficially owned includes a warrant to purchase 1,961 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(41)	Shares beneficially owned includes a warrant to purchase 2,354 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(42)	Shares beneficially owned includes a warrant to purchase 1,961 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(43)	Shares beneficially owned includes a warrant to purchase 3,922 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(44)	Shares beneficially owned includes a warrant to purchase 3,138 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(45)	Shares beneficially owned includes a warrant to purchase 7,844 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(46)	Shares beneficially owned includes a warrant to purchase 1,961 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(47)	Shares beneficially owned includes a warrant to purchase 7,844 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(48)	Shares beneficially owned includes a warrant to purchase 1,177 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(49)	Shares beneficially owned includes a warrant to purchase 2,354 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(50)	Shares beneficially owned includes a warrant to purchase 7,844 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(51)	Shares beneficially owned includes a warrant to purchase 7,844 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(52)	Shares beneficially owned includes a warrant to purchase 1,961 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(53)	Shares beneficially owned includes a warrant to purchase 5,883 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(54)	Shares beneficially owned includes a warrant to purchase 785 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(55)	Shares beneficially owned includes a warrant to purchase 1,961 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(56)	Shares beneficially owned includes a warrant to purchase 3,922 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(57)	Shares beneficially owned includes a warrant to purchase 78,441 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.

(58)	Shares beneficially owned includes a warrant to purchase 3,927 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(59)	Shares beneficially owned includes a warrant to purchase 3,927 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(60)	Shares beneficially owned includes a warrant to purchase 785 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(61)	Shares beneficially owned includes a warrant to purchase 1,961 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(62)	Shares beneficially owned includes a warrant to purchase 15,688 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(63)	Shares beneficially owned includes a warrant to purchase 1,961 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(64)	Shares beneficially owned includes a warrant to purchase 1,961 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(65)	Shares beneficially owned includes a warrant to purchase 3,922 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(66)	Shares beneficially owned includes a warrant to purchase 1,177 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(67)	Shares beneficially owned includes a warrant to purchase 235,321 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(68)	Shares beneficially owned includes a warrant to purchase 1,961 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(69)	Shares beneficially owned includes a warrant to purchase 3,922 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(70)	Shares beneficially owned includes a warrant to purchase 3,922 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(71)	Shares beneficially owned includes a warrant to purchase 3,922 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(72)	Shares beneficially owned includes a warrant to purchase 22,612 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(73)	Shares beneficially owned includes a warrant to purchase 3,922 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(74)	Shares beneficially owned includes a warrant to purchase 3,138 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(75)	Shares beneficially owned includes a warrant to purchase 7,844 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(76)	Shares beneficially owned includes a warrant to purchase 3,927 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(77)	Shares beneficially owned includes a warrant to purchase 13,568 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(78)	Shares beneficially owned includes a warrant to purchase 3,922 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(79)	Shares beneficially owned includes a warrant to purchase 5,099 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(80)	Shares beneficially owned includes a warrant to purchase 3,922 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(81)	Shares beneficially owned includes a warrant to purchase 830 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(82)	Shares beneficially owned includes a warrant to purchase 4,386 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(83)	Shares beneficially owned includes a warrant to purchase 1,961 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(84)	Shares beneficially owned includes a warrant to purchase 39,221 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.

(85)	Shares beneficially owned includes a warrant to purchase 1,177 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(86)	Shares beneficially owned includes a warrant to purchase 7,844 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(87)	Shares beneficially owned includes a warrant to purchase 1,961 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(88)	Shares beneficially owned includes a warrant to purchase 19,613 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(89)	Shares beneficially owned includes a warrant to purchase 23,532 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(90)	Shares beneficially owned includes a warrant to purchase 190,453 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(91)	Shares beneficially owned includes a warrant to purchase 5,648 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(92)	Shares beneficially owned includes a warrant to purchase 1,177 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(93)	Shares beneficially owned includes a warrant to purchase 3,138 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(94)	Shares beneficially owned includes a warrant to purchase 1,961 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(95)	Shares beneficially owned includes a warrant to purchase 6,276 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(96)	Shares beneficially owned includes a warrant to purchase 1,098 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(97)	Shares beneficially owned includes a warrant to purchase 52,712 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(98)	Shares beneficially owned includes a warrant to purchase 4,079 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(99)	Shares beneficially owned includes a warrant to purchase 4,079 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(100)	Shares beneficially owned includes a warrant to purchase 2,824 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(101)	Shares beneficially owned includes a warrant to purchase 6,276 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(102)	Shares beneficially owned includes a warrant to purchase 5,178 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(103)	Shares beneficially owned includes a warrant to purchase 5,178 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(104)	Shares beneficially owned includes a warrant to purchase 117,661 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(105)	Shares beneficially owned includes a warrant to purchase 3,765 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(106)	Shares beneficially owned includes a warrant to purchase 2,196 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(107)	Shares beneficially owned includes a warrant to purchase 4,550 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(108)	Shares beneficially owned includes a warrant to purchase 4,550 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(109)	Shares beneficially owned includes a warrant to purchase 19,610 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(110)	Shares beneficially owned includes a warrant to purchase 15,688 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(111)	Shares beneficially owned includes a warrant to purchase 1,177 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.

(112)	Shares beneficially owned includes a warrant to purchase 3,922 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(113)	Shares beneficially owned includes a warrant to purchase 115,501 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(114)	Shares beneficially owned includes a warrant to purchase 74,158 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(115)	Shares beneficially owned includes a warrant to purchase 74,158 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(116)	Shares beneficially owned includes a warrant to purchase 60,419 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(117)	Shares beneficially owned includes a warrant to purchase 30,387 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(118)	Shares beneficially owned includes a warrant to purchase 18,612 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(119)	Shares beneficially owned includes a warrant to purchase 29,363 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(120)	Shares beneficially owned includes a warrant to purchase 8,471 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(121)	Shares beneficially owned includes a warrant to purchase 3,677 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(122)	Shares beneficially owned includes a warrant to purchase 2,680 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(123)	Shares beneficially owned includes a warrant to purchase 2,038 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(124)	Shares beneficially owned includes a warrant to purchase 141,718 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(125)	Shares beneficially owned includes a warrant to purchase 39,891 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(126)	Shares beneficially owned includes a warrant to purchase 26,244 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(127)	Shares beneficially owned includes a warrant to purchase 2,100 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.

PLAN OF DISTRIBUTION

The shares may be sold from time to time by the selling stockholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares may be sold by one or more of the following: (a) a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this prospectus supplement and the accompanying prospectus; (c) an exchange distribution in accordance with the rules of such exchange; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (e) any other method permitted pursuant to applicable law. In effecting sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in the resales.

In connection with distributions of the shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the shares hereunder in the course of hedging the positions they assume with selling stockholders. The selling stockholders may also sell shares short and redeliver the shares to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers which may require the delivery to the broker-dealer of the shares hereunder, which the broker-dealer may resell or otherwise transfer pursuant to this prospectus supplement and the accompanying prospectus. The selling stockholder may also pledge the shares registered hereunder to a broker-dealer and upon a default the broker-dealer may effect sales of the pledged shares pursuant to this prospectus supplement and the accompanying prospectus.

A selling stockholder that is an entity may elect to make a pro rata in-kind distribution of shares of our common stock to its members, partners or stockholders pursuant to the registration statement of which this prospectus supplement forms a part by delivering the base prospectus and this prospectus supplement. To the extent that such members, partners or stockholders are not affiliates of such selling stockholder, such members, partners or stockholders would thereby receive freely tradeable shares of our common stock pursuant to the distribution through a registration statement.

Rule 144

The selling stockholders may also resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conforms to the requirements of that rule.

The selling stockholders and any broker-dealers that act in connection with the sale of securities may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act in connection with such sales, and any commissions received by such broker-dealers and any profit on the resale of the securities sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act. In the event that any selling stockholder is deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act, such selling stockholder will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

DESCRIPTION OF CAPITAL STOCK

This section summarizes our authorized and outstanding securities and certain of the provisions of our amended and restated certificate of incorporation and our amended and restated bylaws.

General

The Company’s authorized capital stock consists of 360,000,000 shares of capital stock, par value $0.0001 per share, of which 350,000,000 shares are common stock, par value $0.0001 per share and 10,000,000 of preferred stock, par value $0.0001. As of July 6, 2018, the Company had 25,695,602 shares of common stock outstanding held by approximately 341 stockholders of record, and no shares of preferred stock outstanding.

Common Stock

The holders of our common stock (i) have equal ratable rights to dividends from funds legally available, therefore, when, as and if declared by our Board; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. Reference is made to the Company's Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws, and the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of the Company's securities.

Preferred Stock

The Company has authorized 10,000,000 shares of preferred stock. There is no preferred stock outstanding.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights; meaning that the holders of 50.1% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Dividends

We have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

As of the date of this registration statement, the Company has warrants outstanding, which entitle their holders to purchase (i) 1,702,216 shares of common stock, with a term of five years and an exercise price of $3.18 per share, and (ii) 349,555 shares of common stock, with a term of five years and an exercise price of $2.54 per share. Such warrants contain certain customary exceptions, as well as customary provisions for adjustment in the event of stock splits, subdivision or combination, mergers, and similar business combinations.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Charter and Bylaw Provisions

Certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our Common Stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management or delaying or preventing a transaction that might benefit you or other minority stockholders.

Certain Limitations on Stockholder Actions. Our bylaws will also impose some procedural requirements on stockholders who wish to:

•	make nominations in the election of directors;

•	propose that a director be removed;

•	propose any repeal or change in our bylaws; or

•	propose any other business to be brought before an annual or special meeting of stockholders.

Under these procedural requirements, in order to bring a proposal before a meeting of stockholders, a stockholder must deliver timely notice of a proposal pertaining to a proper subject for presentation at the meeting to our corporate secretary along with the following:

•	a description of the business or nomination to be brought before the meeting and the reasons for conducting such business at the meeting;

•	the stockholder's name and address;

•	any material interest of the stockholder in the proposal;

•	the number of shares beneficially owned by the stockholder and evidence of such ownership; and

•	the names and addresses of all persons with whom the stockholder is acting in concert and a description of all arrangements and understandings with those persons, and the number of shares such persons beneficially own.

To be timely, a stockholder must generally deliver notice not less than 90 days prior the anniversary date of the immediately preceding annual meeting of stockholders.

In order to submit a nomination for our board of directors, a stockholder must also submit any information with respect to the nominee that we would be required to include in a proxy statement, as well as some other information. If a stockholder fails to follow the required procedures, the stockholder's proposal or nominee will be ineligible and will not be voted on by our stockholders.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus supplement and other legal matters will be passed upon for us by Wilson Sonsini Goodrich & Rosati, PC, San Diego, California.

EXPERTS

The consolidated financial statements of Monster Digital, Inc., as of December 31, 2017 and 2016, and for the years then ended, have been incorporated by reference herein and in the registration statement, which includes an explanatory paragraph relating to the Company’s ability to continue as a going concern, in reliance upon the report of CohnReznick LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Mayer Hoffman McCann P.C., our independent registered public accounting firm, has audited our balance sheets as of December 31, 2017 and 2016, and the related statements of operations and comprehensive loss, stockholders’ deficit and cash flows for each of the two years in the period ended December 31, 2017, as set forth in their report, which report expresses an unqualified opinion and includes an explanatory paragraph relating to our ability to continue as a going concern. We have incorporated by reference the financial statements in this registration statement in reliance on the report of Mayer Hoffman McCann P.C. given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge at our website at http://www.innovatebiopharma.com. Such information is made available on our website as soon as reasonably practicable after we electronically file it with or furnish it to the SEC. Information contained on our website is not part of this prospectus supplement.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with the SEC, which means we may disclose important information to you by referring you to other documents we file separately with the SEC. The information we incorporate by reference is considered a part of this prospectus supplement. We hereby incorporate by reference the following documents:

•	Innovate’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed on March 14, 2018, as amended on June 29, 2018;

•	Innovate’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed on May 15, 2018; and

•	Innovate’s Current Reports on Form 8-K filed on January 5, January 11, February 2 (as amended on March 29, 2018, and April 18, 2018), February 22, February 23, March 14, April 20, May 15, June 18, and June 29, 2018.

Any information in the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus supplement modifies or replaces such information. We also incorporate by reference any future filings (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we file a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold. Information in such future filings shall be deemed to update and supplement the information provided in this prospectus supplement, and any statements in such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that the statements in the later filed document modify or replace such earlier statements.

You may obtain from us copies of the documents incorporated by reference in this prospectus supplement, at no cost, by requesting them in writing or by telephone at:

Innovate Biopharmaceuticals, Inc.

8480 Honeycutt Road, Suite 120

Raleigh, NC 27615

(919) 275-1933

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